UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 1, 2015

American Apparel, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On June 1, 2015, the Delaware Court of Chancery (the “Court”) granted the motion of American Apparel, Inc. (the “Company”) for a temporary restraining order against Dov Charney, the Company’s former Chief Executive Officer.  The Court has temporarily restrained Mr. Charney from breaching the terms of the Nomination, Standstill and Support Agreement, dated July 9, 2014.  Among other things:

(a)                                 Mr. Charney is temporarily restrained from directly or indirectly seeking the removal of any member of the Company’s board of directors, including by instigating, encouraging, acting in concert with or assisting any third party in seeking to do so, and, unless required by law, participating in any way in the Hubner v. Mayer case (pending in the Central District of California), the Rodriguez v. Mayer case (pending in the Delaware Court of Chancery) and all similar actions currently pending or that are filed while the Court’s order is in effect; and

(b)                                 Mr. Charney is temporarily restrained from making or causing to be made to any third party (including by press release or other statement to the press or media) any statement that disparages or negatively reflects on the Company or its current, former or future employees, officers or directors.

The Court also granted the Company’s motion for expedited discovery.

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). On May 29, 2015, the Company filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2015 Annual Meeting. Prior to the 2015 Annual Meeting, the Company will furnish a definitive proxy statement to its stockholders (the “2015 Proxy Statement”), together with a WHITE proxy card.  STOCKHOLDERS ARE URGED TO READ THE 2015 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement for the 2015 Annual Meeting and will be set forth in the 2015 Proxy Statement and other materials to be filed with the SEC in connection with the 2015 Annual Meeting.

Stockholders will be able to obtain, free of charge, copies of the 2015 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2015 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.americanapparel.net) or by contacting Chelsea A. Grayson by phone at 213-488-0226, by email at investors@americanapparel.net or by mail at American Apparel, Inc., Attn: Investor Relations, 747 Warehouse Street, Los Angeles, California 90021.  In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022 or toll-free at 888-750-5834.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: June 2, 2015	By:	/s/ Chelsea A. Grayson
		Name:	Chelsea A. Grayson
		Title:	General Counsel, Executive Vice President and Secretary